UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 15, 2006

OPTION CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19878	36-3791193
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

485 Half Day Road, Suite 300
Buffalo Grove, Illinois	60089
(Address of Principal Executive Offices)	(Zip Code)

(847) 465-2100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On June 15, 2006, we, Option Care, Inc., entered into a Specialty Pharmacy Agreement (the “Agreement”) with Blue Cross and Blue Shield of Michigan (“BCBSM”) and Blue Care Network of Michigan (“BCN”) to be their exclusive provider of specialty pharmacy mail order services. Under the Agreement, we will provide specialty pharmacy medications and ancillary products to BCBSM and BCN members and their physicians, as well as focused therapy management to their members. The Effective Date of the Agreement is March 1, 2006. The Agreement shall remain in force for an initial term of three and one half years from the Effective Date, until September 30, 2009, and shall automatically renew thereafter for an additional one year term unless written notice of termination is given by us, BCBSM or BCN. The Agreement may be terminated by BCBSM or BCN, without cause, on ninety (90) days written notice to Provider. We are subject to various performance guarantees under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE, INC.

	By:	/s/ Paul Mastrapa
Paul Mastrapa
Senior Vice President and
Chief Financial Officer

Dated: June 21, 2006